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Exhibit 10.13

WARRANT AGREEMENT

    This WARRANT AGREEMENT (the "Warrant Agreement") has been made and entered into as of October 30, 2000, by and between SUNHAWK.COM CORPORATION, a Washington corporation (the "Company"), and Eller McConney 1995 Living Family Trust (the "Holder").

W I T N E S S E T H:

    WHEREAS, the Company proposes to issue to the Holder warrants (the "Warrants") to purchase up to an aggregate of eight hundred forty-nine thousand, nine hundred ninety-nine (849,999) shares of common stock, no par value per share,of the Company (the "Common Stock"); and

    WHEREAS, the Warrants to be issued pursuant to this Agreement were issued on October 30, 2000 by the Company to the Holder, or its designees, in connection with the consummation of a Share Exchange Agreement dated August 1, 2000, as amended, (the "Share Exchange") between the Company and Copyright Control Services, Inc. a Delaware Corporation.

    NOW, THEREFORE, in consideration of the premises hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1.  Grant.  The Holder is hereby granted the right to purchase, at any time from October 30, 2000, until 5:30 P.M., Pacific Standard time, on October 30, 2005 (the "Expiration Date"), up to an aggregate of eight hundred forty-nine thousand, nine hundred ninety-nine (849,999) shares of Common Stock (the "Shares" or "Warrant Securities") (subject to vesting as provided in Section 2 and subject to adjustment as provided in Section 9 hereof) at the initial Exercise Price (as hereinafter defined) (subject to the terms and conditions of this Agreement). Except as set forth herein, the Shares issuable upon exercise of the Warrants will be in all respects identical to the shares of Common Stock sold by the Company to the public in the Company's initial public offering. Any Warrant that is not exercised on or prior to the Expiration Date shall be void and all rights hereunder shall cease.

    2.  Vesting.  The Warrants shall vest in accordance with this Warrant Agreement only as set forth in this Section 2:

      2.1 Certain terms are defined in the text of this Warrant Agreement. In addition, the following terms used in this Warrant Agreement shall have the meanings set forth below:

        (a) "CLOSING DATE" shall mean October 30, 2000 or such other date on which the Share Exchange is closed or otherwise completed.

        (b) "DEADLINE DATE" shall mean any of the following:

           (i) "FIRST DEADLINE DATE" shall mean October 30, 2001.

          (ii) "SECOND DEADLINE DATE" shall mean April 30, 2002.

        (c) "MARKET CAPITALIZATION" shall mean (i) the average daily sale price for one share of the Company's common stock ("Common Stock") during the applicable Measurement Period, multiplied by (ii) the average number of shares (including the Shares only once they have been released pursuant to Section 2) of Common Stock issued and outstanding during the applicable Measurement Period.

        (d) "MEASUREMENT PERIOD" shall mean any consecutive 30 business day period preceding a Deadline Date.

      2.2 Simultaneously with the Closing Date of the Share Exchange, the Holder shall have the right to acquire two hundred eighty-three thousand, three hundred thirty-three (283,333) Warrant Securities.

      2.3 If the Company's Market Capitalization is at least One Hundred Million U.S. Dollars ($100,000,000) at any time prior to the First Deadline Date(the "First Threshold"), then the Holder shall have a right to acquire two hundred eighty-three thousand, three hundred thirty-three (283,333) of the Warrants (the "First Tranche Warrants"), which right shall vest immediately after the date the First Threshold is met. If the Company's Market Capitalization does not meet the First Threshold prior to the First Deadline Date, the Holder shall have no right to acquire the First Tranche Warrants.

      2.4 If the Company's Market Capitalization is at least One Hundred Twenty-Five Million U.S. Dollars ($125,000,000) at any time prior to the Second Deadline Date (the "Second Threshold"), then the Holder shall have a right to acquire two hundred eighty-three thousand, three hundred thirty-three (283,333) Warrant Securities (the "Second Tranche Warrants") which right shall vest immediately after the date the Second Threshold is met. If the Company's Market Capitalization does not meet the Second Threshold prior to the Second Deadline Date, the Holder shall have no right acquire the Second Tranche Warrants.

      2.5 Notwithstanding the above, all unvested Shares shall immediately vest upon a "change of control." A change of control shall mean a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation, other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

    3.  Warrant Certificates.  The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

    4.  Exercise of Warrant.

      4.1.  Method of Exercise.  The Warrants are exercisable at the Exercise Price payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with a duly executed Election to Purchase (in the form of Annex A to the Warrant Certificate), together with payment at the Company's principal offices (presently located at 223 Taylor Avenue North, Suite 200, Seattle, Washington 98109) of the aggregate Exercise Price of the Warrants being exercised, Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrants exercisable thereunder.

      4.2.  Exercise by Surrender of Warrants.  In addition to the method of payment set forth in Section 4.1 and in lieu of any cash payment required thereunder, the Holder shall have the right, at any time, and from time to time, to exercise the Warrants in full or in part by surrendering Warrant Certificates representing a certain number of additional Warrants as payment of the aggregate Exercise Price for the shares of Common Stock being acquired upon exercise of the

  Warrants. The Warrants are exercisable pursuant to this Section 4.2 by surrender of the Warrant Certificate with a duly executed Election to Purchase (in the form of Annex B to the Warrant Certificate) and surrender of a certain number of Warrants in addition to those being exercised. The number of additional Warrants to be surrendered in payment of the aggregate Exercise Price for the Warrants being exercised shall be determined by multiplying the number of Warrants to be exercised by the Exercise Price, and then dividing the product thereof by an amount equal to the Market Price (as defined below). Solely for the purposes of this Section 4.2, Market Price shall be calculated either (i) on the date which the Election to Purchase (in the form of Annex B to the Warrant Certificate) is deemed to have been sent to the Company pursuant to Section 14 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

      4.3.  Definition of Market Price.  As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported bid prices for the last three trading days, in either case as officially reported by the Nasdaq SmallCap Market or the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market (collectively, "NASDAQ"), or, if the Common Stock is not quoted by the Nasdaq SmallCap Market listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the NASD or similar organization, or if the Common Stock is not quoted on the Nasdaq SmallCap Market, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

    5.  Issuance of Certificates.  Upon the exercise of the Warrants, the issuance of certificates for the total number of whole shares of Common Stock for which such Warrants were exercised shall be made promptly (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any stock transfer or similar tax which may be payable with respect to the issuance thereof, and such certificates shall(subject to the provisions of Sections 6 and 8 hereof) be issued in the name of,or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    The Warrant Certificates and the certificates representing the Shares underlying the Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman of the Board of Directors or President of the Company under its corporate seal reproduced thereon and by the then present Treasurer or Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division,exchange, substitution or transfer. Certificates representing the shares of Common Stock issuable upon exercise of the Warrants shall be dated the date on which the Company receives the Election to Purchase, Warrant Certificate and payment of the Exercise Price.

    6.  No Restriction on Transfer of Warrants.  The Warrants may be sold,transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except that the Warrants may be transferred by operation of law as a result of the death or divorce of any transferee to whom the Warrants may have been transferred. Any assignment shall be effected by a duly executed assignment in the form of Annex C to the Warrant Certificate.

    7.  Exercise Price.

      7.1.  Warrant Securities Which Vest Pursuant to Section 2.2.  The initial exercise price of the two hundred eighty-three thousand, three hundred thirty-three (283,333) Warrant Securities which vest pursuant to Section 2.2 shall be $13.75, the last reported sale price on October 13, 2000.

      7.2.  Warrant Securities Which Vest Pursuant to Section 2.3. and Section 2.4.  The initial exercise price of the two hundred eighty-three thousand, three hundred thirty-three (283,333) Warrant Securities which vest pursuant to Section 2.3 and the two hundred eighty-three thousand, three hundred thirty-three (283,333) Warrant Securities which vest pursuant to Section 2.4 shall be the Market Price, as defined in Section 4.3.

      7.3.  Adjusted Exercise Price.  The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 9 hereof.

      7.4.  Exercise Price.  The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, as the case may be.

    8.  Registration Rights.

      8.1.  Piggyback Registration.  If, at any time commencing after October 30, 2000 and expiring five years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least 30 days prior to the filing of each such registration statement, to the Warrants and Warrant Securities Holder of its intention to do so. If the Warrants and Warrant Securities Holder notifies the Company within 20 business days after receipt of any such notice of its or their desire to include any of their respective Warrant Securities in such proposed registration statement, the Company shall afford such Holders of Warrants and Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement, provided, however, that if the managing Holder advises the Company in writing that the inclusion of all Warrant Securities that Holders have proposed be included in such registration statement would interfere with the successful marketing of the securities proposed to be registered by the Company, then the securities to be included in such registration statement shall be included in the following order:

        (a) first, the securities proposed to be included in such registration by the Company or, if such registration is for securities of specified security holders of the Company, by such holders;

        (b) second, the Warrant Securities held by the Holders requested to be included in such registration; and

        (c) third, all other holders of Common Stock entitled to be included in such registration statement (pro rata among the holders requesting such registration based upon the number of shares of Common Stock requested by each such holder to be registered).

    Notwithstanding the provisions of this Section 8.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 8.1 (irrespective of whether a written request for inclusion of any such Warrant Securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

      8.2.  Covenants of the Company With Respect to Registration.  In connection with any registration under Section 8.1 hereof, the Company covenants and agrees as follows:

        (a) In connection with the Company's intention to file a registration statement, the Company shall use its best efforts to have any registration statement declared effective at the earliest possible time and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested

        (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Sections 8.1 hereof (excluding fees and expenses of the Holder's and Holders' counsel and accountants and any underwriting or selling commissions) including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

        (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided, that, the Company shall not be obligated to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

        (d) The Company shall furnish without charge to each Holder of Warrant Securities, promptly after filing thereof with the Commission, at least one copy of the registration statement filed pursuant to Section 8.1 (a "Registration Statement") and each amendment thereto or each amendment or supplement to the prospectus included therein (the "Prospectus") including all financial statements and schedules, documents incorporated by reference therein and if the Holder so requests in writing, all exhibits thereto.

        (e) The Company shall take such action as may be reasonably necessary so that (i) the Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (iii) the Prospectus and any supplement thereto (in either case, other than with respect to such information from Holders), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (f)  The Company shall promptly advise the Holders of Warrant Securities registered under the Registration Statement (which advice pursuant to clauses (ii) - (iv) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such persons, shall confirm such advice in writing:

           (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension by any state securities commission of the qualification of the Warrant Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

          (iv) of the happening of any event that requires the making of any changes in the Prospectus so that, as of such date, the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (g) If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Warrant Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

        (h) The Company shall, during the period the Company is obligated to maintain the effectiveness of a Registration Statement under Section 8.2 hereof, deliver to each Holder of Warrant Securities included under the Registration Statement, without charge, such reasonable number of copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such Holder may reasonably request to facilitate the public sale or other disposition of the Warrant Securities by the selling Holder.

        (i)  The Company shall cooperate with the Holders and the Holder(s), if any, to facilitate the timely preparation and delivery of certificates representing Warrant Securities to be sold under the Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holders or the Holder(s), if any, may reasonably request in connection with the sales of Warrant Securities pursuant to the Registration Statement.

        (j)  Upon the occurrence of any event contemplated by Section 8.2 (f)(ii) - (f)(iv) hereof or any request by the Commission for any amendments to the Registration Statement or for additional information relating thereto or the happening of any event that requires the making of any changes in the Registration Statement, the Company shall file (and use its reasonable best efforts to have declared effective as soon as possible) a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Warrant Securities registered under the Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Warrant Securities registered under the Registration Statement agrees by acquisition of such Warrant Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 8.2 (f)(ii) - (f)(iv) hereof, such Holder will forthwith discontinue disposition of Warrant Securities pursuant to the Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this Section 8.2 (j), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Warrant Securities current at the time of receipt of such notice.

        (k) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

        (l)  The Company shall furnish to each Holder participating in the offering and to each Holder, if any, a signed counterpart, addressed to such Holder or Holder, of (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if and to the extent permitted by Statement of Auditing Standards No. 72, a "cold comfort" letter dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to Holders in underwritten public offerings of securities.

        (m) The Company shall as soon as practicable after the effective date of the Registration Statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 of the General Rules and Regulations under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

        (n) The Company shall deliver promptly to each Holder participating in the offering upon request, and to the managing Holders, if any, copies of all correspondence between the Commission and the Company, its counsel or accountants and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and shall permit each Holder and such Holders to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent accountants, all to such reasonable extent and at such reasonable times and as often as any Holder or Holder shall reasonably request.

        (o) In addition to Warrant Securities, upon the written request therefor by any Holders, the Company shall include in the Registration Statement any other securities of the Company held by such Holders as of the date of filing of such Registration Statement, including, without limitation, restricted shares of Common Stock, options, warrants or securities convertible into shares of Common Stock and shall not be requested by the Company to provide indemnification except as provided in Section 8.2 (q) hereof.

        (p) For purposes of this Agreement, wherever a specified percent of Holders is required to take action, such percentage shall be calculated: (i) assuming the immediate exercise of all of the outstanding Warrants for Common Stock and (ii) excluding the shares of Common Stock then issued or issuable pursuant to Warrants that (x) are held by the Company, an affiliate or officer thereof or any of their respective affiliates, members of their family or persons acting as their nominees or in conjunction therewith or (y) have been resold to the public pursuant to a Registration Statement filed with the Commission under the Securities Act.

    9.  Adjustments.

      9.1.  Adjustments of Number of Shares.  The number of shares of Common Stock that the holder of any Warrants shall be entitled to receive upon each exercise thereof shall be determined by multiplying:

        (a) the number of shares of Common Stock that would otherwise (but for the provisions of this Section 9) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 5; by

        (b) a fraction of which the numerator is the Market Price and the denominator is the Exercise Price in effect on the date of such exercise;

    provided, however that no adjustment pursuant to this Section 9 shall occur as a result of (i) shares of Common Stock issued upon the exercise of other Warrants or (ii) shares of Common Stock issued upon the exercise of outstanding options and warrants granted prior to the date hereof and which are described in the Registration Statement (collectively, the "Excluded Issuances").

      9.2.  Adjustment of Exercise Price.

        (a) Market Value Calculations. "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or pursuant to Sections 9.3 or 9.4, deemed to be issued) by the Company after the Effective Date, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock issued upon the exercise of the Warrants. "Business Day" shall mean any day of the year which is not a Saturday, Sunday or a day on which banks are required or authorized to close in the State of New York. "Fair Market Value," with respect to shares of Common Stock outstanding at any time shall be determined as follows:

           (i) If a public market exists for the Common Stock, the Fair Market Value of the Common Stock shall be (i) the closing price of the Common Stock on the Business Day (as defined below) immediately prior to such issuance on the principal national securities exchange on which the Common Stock is at the time traded or, if none, the Nasdaq Stock Market ("Nasdaq") or (ii) if there is not such a sale on such day or if Common Stock is not at that time traded on the Nasdaq or on a national securities exchange, the average of the lowest closing bid and highest closing asked prices on such day as reported by the National Association of Securities Dealers (or any successor organization); or

          (ii) If a public market for the Common Stock does not exist, the Fair Market Value of the Common Stock shall be determined in good faith by the Board of Directors promptly after the issuance of any Additional Shares of Common Stock or the occurrence of any other event or the existence of any other circumstance as a result of which the Fair Market Value of the Common Stock would be required for any provision of this agreement, and the Company shall promptly deliver to each Holder a certificate of the Secretary of the Company setting forth the amount of the Fair Market Value of the Common Stock and certifying that the amount was determined by the Board of Directors of the Company. If any Holder disagrees with the Fair Market Value set forth in that certificate, such Holder may, together with any other Holders who so disagree, engage an independent investment bank or firm of independent public accountants to act as appraiser, the expense of which shall be borne by such Holder or Holders, to determine the Fair Market Value of the Common Stock, and such Holder shall deliver such appraisal to the Company within 30 days after the date of delivery of the certificate referenced to above. Within five days after delivery to the Company of such appraisal, the appraiser engaged by the Holder and a person designated by the Board (the expense of which shall be borne by the Company) shall meet in order to resolve any questions or differences with respect to the Fair Market Value of the Common Stock. If such persons agree on a Fair Market Value of the Common Stock, such Fair Market Value shall be the Fair Market Value. If no such agreement is reached, the Fair Market Value shall be determined within ten days after such meeting by an appraiser who shall be selected by the appraiser engaged by the Holder and the person designated by the Board (or, if they do not agree on an appraiser within ten days, another independent investment bank or firm of independent public accountants to act as appraiser selected by the American Arbitration Association), the expense of which shall be shared equally by such Holder or Holders, on the one hand, and the Company, on the other hand, and the determination of that third appraiser shall be conclusive and binding on both the Company and the Holder. In determining the Fair Market Value of any share of Common Stock, all Warrants shall be treated as if they had been exercised for the number of shares of Common Stock issuable upon their exercise, and the Fair Market Value of any Warrants shall be equal to the Fair Market Value of the Shares of Common Stock issuable upon the exercise of such Warrants less the exercise price of such Warrants.

      9.3.  Treatment of Stock Dividends, Stock Splits, etc.  In case the Company at any time or from time to time after the Effective Date shall fix a record date for the determination of holders of any class of securities entitled to receive any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall otherwise effect any subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then, and in each such case, Additional Shares of Common Stock shall be deemed to be issued (a) in the case of any such dividend or other distribution, immediately after the close of business on such record date, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action shall have become effective.

      9.4.  Computation of Consideration.  For the purposes of this Section 9:

        (a) The consideration for any Additional Shares of Common Stock actually issued or sold or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration, shall

           (i) insofar as it consists of cash, be computed as the amount of cash actually received by the Company, after deducting any expenses paid or incurred by the Company, or any commissions or compensation paid or concessions or discounts allowed by the Company to Holders, dealers or others performing similar services in connection with any such issue or sale;

          (ii) insofar as it consists of consideration (including securities as defined in the Securities Act) other than cash, be computed as the market value thereof at the time of any such issue, sale, grant or assumption as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in item (b) of the definition of "Fair Market Value" in Section 9.2 (a)), after deducting any expenses paid or incurred by the Company, or any commissions or compensation paid or concessions or discounts allowed by the Company to Holders, dealers or others performing similar services in connection with any such issue or sale; and

          (iii) insofar as Additional Shares of Common Stock are issued or sold, Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration that covers both, be the proportion of such consideration (computed as provided in clauses (i) and (ii) above) allocable to such Additional Shares of Common Stock or Convertible Securities as determined in good faith by the Board of Directors of the Company (which determination shall be evidenced in a certificate delivered promptly to each Holder and which determination shall be subject to the procedures for disagreement as provided in item (b) of the definition of "Fair Market Value" in Section 9.2 (a)).

        (b) The following shall be deemed to be issued without consideration: (i) all Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company; and (ii) all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock otherwise than by payment of a dividend in Common Stock. Additional Shares of Common Stock, Options or Convertible Securities issued to directors, management, employees and related parties shall be deemed to be issued (i) without consideration if not issued for cash or property and (ii) for less than either the Exercise Price or the Fair Market Value to the extent that any cash or the fair value of property, as determined in good faith by the Board of Directors, received for such securities is less than either the Exercise Price or the Fair Market Value of such securities.

      9.5.  Adjustments for Combinations, etc.  In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be increased proportionately.

      9.6.  Merger or Consolidation.  In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any Subsidiary) or change of outstanding Common Stock (other than a change relating to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other assets (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder upon surrender of the Warrant Certificate held by such Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon full exercise of such Warrant, the kind and amount of shares of stock and/or other securities and/or property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 9. The above provision of this subsection shall similarly apply to successive events of the type described in this Section 9.6.

      9.7.  Dilution in Case of Other Securities.  In case any Other Securities (as defined below) shall be issued or sold, or shall become subject to issue or sale upon the conversion or exchange of any Common Stock or Other Securities of the Company (or any issuer of Other Securities or any other person referred to in Section 9.), or shall become subject to subscription, purchase or other acquisition pursuant to any Options issued, sold, granted or assumed by the Company (or any such other issuer or person) for a consideration that dilutes, in accordance with the standards established in the other provisions of this Section 9 or otherwise, the purchase rights granted by the Warrants, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 9 with respect to the Exercise Price shall be made and applied as nearly as possible in the manner so provided, to determine the amount of Other Securities that the Holder of such Warrants shall be entitled to receive upon the exercise of such Warrants, in order to protect such Holder against such dilution of purchase rights. "Other Securities" shall mean any stock (other than Common Stock) of the Company or of any other person that the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to this Section 9 or otherwise.

      9.8.  Minimum Adjustment of Exercise Price.  If the amount of any adjustment of the Exercise Price required pursuant to this Section 9 would be less than $0.01, such amount shall be carried forward, and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $0.01.

      9.9.  Certificate of Adjustment.  After each adjustment of the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants pursuant to this Section 9, the Company will promptly prepare a certificate signed by the Chairman, President, Treasurer or Secretary of the Company setting forth: (i) the Exercise Price, as so adjusted; (ii) the amount of Warrant Securities purchasable upon exercise of each Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at such Holder's last address as it shall appear on the registry books of the Company.

      9.10.  Validity of Warrant Certificate.  Notwithstanding any adjustments or changes in the Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Exercise Price per share and the amount of Warrant Securities purchasable thereunder as of the date such Warrant Certificates were originally issued; provided, the Holders shall be entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.

      9.11.  No Dilution or Impairment.  The Company shall not, by amendment of its certificate of incorporation or bylaws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this agreement or the Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of all Warrants from time to time outstanding.

    10.  Exchange and Replacement of Warrant Certificates.  Each Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

    11.  Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants to purchase Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

    12.  Reservation and Listing of Securities.  The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, property or rights as shall be issuable upon exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issued by the Company upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any security holder of the Company. As long as the Warrants shall be outstanding, the Company shall use its reasonable best efforts to cause the Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted by NASDAQ if the Common Stock issued to the public is so quoted.

    13.  Notices to Holders.  Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to receive dividends or to vote or to consent or to receive notice as a stockholder with respect to any meetings of stockholders for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

      (a) the Company shall set a record date for the purpose of entitling holders of shares of Common Stock to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;

      (b) the Company shall offer to all the holders of shares of Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

      (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event to each Holder at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or offer, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books,as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with any of the events described in this Section 13.

    14.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

      (a) If to a Holder, to the address of such Holder as shown on the books of the Company; or

      (b) If to the Company, to the address set forth in Section 4 hereof or to such other address as the Company may designate by notice to the Holders.

    15.  Supplements and Amendments.  The Company and the Holders may from time to time supplement or amend this Agreement without the approval of any Holders(other than the Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which the Company and the Holder deem shall not adversely affect the interests of the Holders in any material respect.

    16.  Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

    17.  Termination.  This Agreement shall terminate at the close of business on October 30, 2005.

    18.  Governing Law; Submission to Jurisdiction.  THIS AGREEMENT AND EACH WARRANT CERTIFICATES ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF WASHINGTON AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT GIVING EFFECT TO THE RULES OF SAID STATE GOVERNING THE CONFLICT OF LAWS.

    The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Washington or of the United States of America for the Western District of Washington, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company and the Holder (at the option of the party bringing such action, proceeding or claim)may be served by transmitting a copy thereof, by registered or certified mail,return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

    19.  Entire Agreement; Modification.  This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Except as set forth in Section 15 hereof, this Agreement may not be modified or amended except by a writing duly signed by the Company, Holders of Warrants or Warrant Securities representing a majority of the shares of Common Stock issuable or issued hereunder and the party against whom enforcement of the modification or amendment is sought.

    20.  Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

    21.  Captions.  The caption headings of the Sections of this Agreement are for convenience of reference only, and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

    22.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person, corporation or entity other than the Company and the Holder of Warrants and/or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder of Warrants and/or Warrant Securities.

    23.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SUNHAWK.COM CORPORATION
By:
Name: Tricia Parks-Holbrook Title: Chief Financial Officer
Attest:

Name:

Title:

ELLER MCCONNEY 1995 LIVING FAMILY TRUST
By:

	Name:	Marlin J. Eller
	Title:	Trustee to Eller McConney 1995 Living Family Trust

EXHIBIT A
FORM OF WARRANT CERTIFICATE

    THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE
5:30 P.M., PACIFIC STANDARD TIME, October 30, 2005

No. W-2000-34 849,999 Warrants

WARRANT CERTIFICATE

    This Warrant Certificate certifies that Eller McConney 1995 Living Family Trust or registered assigns, is the registered holder of eight hundred forty-nine thousand, nine hundred ninety-nine (849,999) Warrants to purchase initially, at any time from October 30, 2000 until 5:30 p.m. Pacific Standard time on October 30, 2005 (the "Expiration Date"), up to eight hundred forty-nine thousand, nine hundred ninety-nine (849,999) fully paid and nonassessable shares of Common Stock, no par value (the "Common Stock"), of Sunhawk.com Corporation, a Washington corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $13.75 for two hundred eighty-three thousand, three hundred thirty-three (283,333) shares of Common Stock and the Market Price (1) per share for five hundred sixty-six thousand, six hundred sixty-six (566,666) shares of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price, at an office or agency of the Company, but subject to the conditions set forth herein and in the Holder's Warrant Agreement dated as of October 30, 2000 by and between the Company and Eller McConney 1995 Living Family Trust (the "Warrant Agreement"). Payment of the Exercise Price, shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate.

    No Warrant may be exercised after 5:30 p.m., Pacific Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

(1.)
As Used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported bid prices for the last three trading days, in either case as officially reported by the Nasdaq SmallCap Market or the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq National Market (collectively, "NASDAQ"), or, if the Common Stock is not quoted by the Nasdaq SmallCap Market listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the NASD or similar organization, or if the Common Stock is not quoted on the Nasdaq SmallCap Market, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

    The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the amount the type and/or number of the Company's securities issuable hereunder may, subject to certain conditions, be adjusted.Subject to Section 9.4 of the Warrant Agreement, in such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

    Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

    Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

    The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of October 30, 2000

SUNHAWK.COM CORPORATION
By:

Name: Tricia Parks-Holbrook Title: Chief Financial Officer
Attest:

Name:

Title:

ANNEX A
TO WARRANT CERTIFICATE
FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4.1

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase      shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of in the amount of $        , all in accordance with the terms of Section 4 of the Warrant Agreement dated as of October   , 2000 by and between Sunhawk.com Corporation and the Holder. The undersigned requests that a certificate for such securities be registered in the name of Eller McConney 1995 Living Family Trust whose address is            , and that such certificate be delivered to             , whose address is            .

Dated:	Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Holder)

ANNEX B
TO WARRANT CERTIFICATE
FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4.2

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase      shares of Common Stock all in accordance with the terms of Section 4.2 of the Warrant Agreement dated as of October , 2000 by and between Sunhawk.com Corporation and the Holder. The undersigned requests that a certificate for such securities be registered in the name of            , whose address is            and that such certificate be delivered to            , whose address is             .

Dated:	Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Holder)

ANNEX C
TO WARRANT CERTIFICATE
FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

    FOR VALUE RECEIVED            hereby sells, assigns and transfers unto

    Please print name and address of transferee

the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint            Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Holder)

QuickLinks

WARRANT AGREEMENT
W I T N E S S E T H:
EXHIBIT A FORM OF WARRANT CERTIFICATE
WARRANT CERTIFICATE
ANNEX A TO WARRANT CERTIFICATE FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4.1
ANNEX B TO WARRANT CERTIFICATE FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 4.2
ANNEX C TO WARRANT CERTIFICATE FORM OF ASSIGNMENT